EXHIBIT 10.1

SUPPLEMENT NO. 1 (this “Supplement”) dated as of September 9, 2016, to the Amendment No. 3 and Waiver (as defined below).

WHEREAS, CLAIRE’S INC., a Delaware corporation (“Holdings”), CLAIRE’S STORES, INC., a Florida corporation (the “Borrower”), the SUBSIDIARY LOAN PARTIES hereto, the LENDERS party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as administrative agent (the “Administrative Agent”) are parties to that certain Amendment No. 3 and Waiver (the “Amendment No. 3 and Waiver”) dated as of August 12, 2016, under the Amended and Restated Credit Agreement, dated as of September 20, 2012, among Holdings, the Borrower, the Administrative Agent, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as in effect on the date hereof (as amended on September 10, 2015 and April 30, 2014, the “Original Credit Agreement”);

WHEREAS, Section 9.08 of the Original Credit Agreement provides that Holdings, the Borrower and the Required Lenders may enter into this Supplement; and

WHEREAS, Holdings, the Borrower and the Required Lenders desire to supplement the Amendment No. 3 and Waiver on the terms set forth herein.

NOW, THEREFORE, the Amendment No. 3 and Waiver is supplemented as follows:

SECTION 1. Supplement to the Amendment No. 3 and Waiver. The Amendment No. 3 and Waiver is hereby supplemented to insert the changed page annexed hereto as Annex 1 into Section 7.03 of the Second Amended and Restated Credit Agreement attached to the Amendment No. 3 and Waiver and thereby amend. To the extent not all Lenders sign this Supplement but Required Lenders sign, this Supplement shall be deemed to be a further amendment to the Second Amended and Restated Credit Agreement effective concurrently with the Second Amended and Restated Credit Agreement Effective Date.

SECTION 2. Conditions to Supplement. The Supplement shall become effective on the date (the “Supplement Effective Date”) when the Administrative Agent (or its counsel) shall have received from the Administrative Agent, Holdings, the Borrower and Lenders constituting the Required Lenders either (i) a counterpart of this Supplement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Supplement.

SECTION 3. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Original Credit Agreement or instruments securing the same, which shall remain in full force and effect in accordance with the Original Credit Agreement, except as modified hereby.

SECTION 4. Applicable Law; Waiver of Jury Trial. This Supplement shall constitute a “Loan Document” for purposes of the Original Credit Agreement. The provisions of Section 9.07, 9.11, 9.13 and 9.15 of the Original Credit Agreement are incorporated herein mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

CLAIRE’S INC.
CLAIRE’S STORES, INC.
BMS DISTRIBUTING CORP.
CBI DISTRIBUTING CORP.
CLAIRE’S BOUTIQUES, INC.
CLAIRE’S CANADA CORP.
CLAIRE’S PUERTO RICO CORP.

By:	/s/ Stephen Sernett
Name: Stephen Sernett
Title: Vice President & Associate General
Counsel

CSI CANADA LLC

By:	/s/ Stephen Sernett
Name: Stephen Sernett
Title: Manager

[Claire’s Supplement No. 1 to Amendment No. 3 and Waiver Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and a Lender

By:	/s/ Bryan J. Matthews
Name: Bryan J. Matthews
Title: Authorized Signatory

By:	/s/ Jeremy Roberts Stern
Name: Jeremy Roberts Stern
Title: Authorized Signatory

[Claire’s Supplement No. 1 to Amendment No. 3 and Waiver Signature Page]

GOLDMAN SACHS BANK USA, as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Claire’s Supplement No. 1 to Amendment No. 3 and Waiver Signature Page]

ING CAPITAL LLC, as a Lender

By:	/s/ Joseph McAdams
Name: Joseph McAdams
Title: Managing Director

By:	/s/ Ian Nyi
Name: Ian Nyi
Title: Vice President

[Claire’s Supplement No. 1 to Amendment No. 3 and Waiver Signature Page]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

[Claire’s Supplement No. 1 to Amendment No. 3 and Waiver Signature Page]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Richard Hall
Name: Richard Hall
Title: Senior Director

[Claire’s Supplement No. 1 to Amendment No. 3 and Waiver Signature Page]

Annex 1

(Changed Page to Section 7.03 of Second Amended and Restated Credit Agreement)

SECTION 7.03. Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter, then from the first day of such fiscal quarter until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant for such fiscal quarter is required to be delivered pursuant to Section 5.04(c), any Parent Entity and/or Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of any Parent Entity and/or Holdings and, in each case, to contribute any such cash, or other cash on the balance sheet of Holdings on or prior to the closing of the Exchange Transactions, up to $11.5 million, to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash as a contribution to the common equity of the Borrower (the “Cure Amount”) pursuant to the exercise by any Parent Entity and/or Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that, (i) there shall be no more than five exercises of the Cure Right in the aggregate and in each four-fiscal-quarter period there shall at least two fiscal quarters in which the Cure Right is not exercised, (ii) for purposes of this Section 7.03, except in the case of cash on the balance sheet of Holdings on or prior to the closing of the Exchange Transactions, up to $11.5 million, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant, (iii) there shall be no pro forma reduction in Senior Secured Debt as a result of any exercise of a Cure Right (including with respect to the up to $11.5 million contributed from any Parent Entity and/or Holdings to the capital of the Borrower as described above) and (iv) the Cure Amount shall not increase any “basket” set forth herein or constitute the basis for any other exception to any restriction on making Investments, Restricted Payments or prepayments of Junior Debt. If, after giving effect to the adjustments in this Section 7.03, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.